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                                                                    Exhibit 5.01

                [LETTERHEAD OF SIDLEY & AUSTIN APPEARS HERE]

                              November 25, 1996

Merrill Lynch Investment Partners Inc.,
 as general partner of ML Principal Protection L.P.
Merrill Lynch World Headquarters
South Tower, 6th Floor
World Financial Center
New York, New York  10080-6106

        Re:  ML Principal Protection L.P.
             $100,000,000 of Units of Limited Partnership Interest (the "Units")

Dear Sir or Madam:

         We refer to the Registration Statement on Form S-1 (Registration No. 333-7593) (the "Registration Statement") filed by ML Principal Protection L.P. (formerly, ML Principal Protection Plus L.P.), a Delaware limited partnership (the "Partnership"), and ML Principal Protection Trading L.P. (formerly, ML Principal Protection Plus Trading L.P.), a Delaware limited partnership (the "Trading Partnership"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on August 27, 1996, Amendment No. 2 thereto filed with the Securities and Exchange Commission on October 28, 1996 and Amendment No. 3 thereto filed with the Securities and Exchange Commission on or about November 26, 1996. Pursuant to Rule 429 under the Securities Act, the form of prospectus set forth in the Registration Statement (the "Prospectus") also relates to the Registration Statement on Form S-1 declared effective on July 14, 1994 (Registration No. 33-73914). Capitalized terms not defined herein have the meanings specified in the Registration Statement.

                  We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units pursuant to the Prospectus and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such copies.
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SIDLEY & AUSTIN                                                       CHICAGO

Merrill Lynch Investment Partners Inc.
November 25, 1996
Page 2

                  Based on the foregoing, we are of the opinion that:

                  1. The Partnership and the Trading Partnership have each been duly formed and are validly existing in good standing as limited partnerships under the Delaware Revised Uniform Limited Partnership Act (the "Act").

                  2. The General Partner has taken all necessary corporate action required to be taken by it to authorize the issuance and sale of the Units to the Limited Partners and to authorize the admission to the Partnership of the Limited Partners as limited partners of the Partnership.

                  3. Assuming (i) the due authorization, execution and delivery to the General Partner of a Subscription Agreement by each subscriber for Units (the "Subscribers"), (ii) the due acceptance by the General Partner of each Subscription Agreement and the due acceptance by the General Partner of the admission of each of the Subscribers as limited partners of the Partnership,
(iii) the payment by each Subscriber of the full consideration due for the Units to which it subscribed, (iv) that the books and records of the Partnership set forth all information required by the Limited Partnership Agreement and the Act, including all information with respect to all persons and entities to be admitted as Partners and their contributions to the Partnership, (v) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership within the meaning of the Act, (vi) that the Units are offered and sold as described in the Prospectus and the Limited Partnership Agreement and (vii) that the Subscribers meet all of the applicable suitability standards set forth in the Prospectus and that the representations and warranties of the Subscribers in their respective Subscription Agreements are true and correct, the Units to be issued to the Subscribers will represent valid and legally issued limited partner interests in the Partnership and will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Subscribers, as limited partners of the Partnership, will have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Limited Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay funds distributed to such Limited Partner by the Partnership in certain circumstances).

                  4. There are no provisions in the Limited Partnership Agreement the inclusion of which, subject to the terms and conditions therein, would cause the Limited Partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership within the meaning of the Act.

                   This opinion is limited to the Act and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        SIDLEY & AUSTIN